                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:

[  ]     Preliminary proxy statement               [  ]    Confidential. For Use
                                                   of the Commission Only (as
[X]      Definitive proxy statement                permitted by Rule 14a-6(e)(2)
[  ]     Definitive additional materials
[  ]     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                (Name of Registrant as Specified in Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]      No fee required.

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)4) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

[  ]    Fee previously paid with preliminary materials.

[  ]    Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount previously paid:

         (2)   Form, schedule or registration no.:

         (3)   Filing party:

         (4)   Dated filed:

         Notes:

                                 April 29, 1997





To Our Stockholders:

         You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Performance Technologies, Incorporated at Monroe Golf Club, 155 Golf Avenue, Pittsford, New York, on Tuesday, June 10, 1997 at 10:00 a.m.

         The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. The Company's 1996 Annual Report, which is contained in this package, sets forth important financial information concerning the Company.

         A brief report will be made at this meeting of the highlights for the year 1996 and there will be an opportunity for questions of general interest to the stockholders.

         I  sincerely  hope  that  you are able to  attend  this  year's  Annual
Meeting.

         Please sign and return your proxy promptly, whether or not you plan to attend. Your vote is very important to the Company. On behalf of the officers and directors, I wish to thank you for your interest in the Company and your confidence in its future.

                                Very truly yours,


                              Charles E. Maginness
                                  Chairman and
                             Chief Executive Officer


                             YOUR VOTE IS IMPORTANT

              Please sign, date and return your proxy card promptly

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                               315 Science Parkway
                            Rochester, New York 14620


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 10, 1997


   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of PERFORMANCE TECHNOLOGIES, INCORPORATED (the "Company") will be held at Monroe Golf Club, 155 Golf Avenue, Pittsford, New York, on Tuesday, June 10, 1997 at 10:00 a.m., local time, for the following purposes more fully described in the accompanying Proxy Statement:

   1. To elect two directors of the Company.

   2. To consider and act upon a proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997.

   3. To consider and act upon a proposal to amend the Company's Stock Option Plan to increase by 500,000 shares the number of shares that may be issued pursuant to the Stock Option Plan.

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on April 25, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

   A Proxy Statement and Proxy are enclosed.

   WE HOPE THAT YOU WILL ATTEND THIS MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       BY ORDER OF THE BOARD OF DIRECTORS

                         Kenneth R. Donaldson, Secretary



Dated at Rochester, New York
April 29, 1997

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                               315 Science Parkway
                            Rochester, New York 14620

                                 April 29, 1997

                                 PROXY STATEMENT


                                     GENERAL

         This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of PERFORMANCE TECHNOLOGIES, INCORPORATED (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held on Tuesday, June 10, 1997 (the "Meeting"), and at any adjournments thereof. This proxy statement and accompanying form of proxy are first being mailed to stockholders on or about April 29, 1997. The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. A stockholder may also revoke his or her proxy in person at the Meeting. Unless authority to vote for one or more of the director nominees is specifically withheld, a signed proxy will be voted FOR the election of the director nominees named herein and, unless otherwise indicated FOR the selection of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997 and FOR the approval of an amendment to the Performance Technologies, Incorporated Stock Option Plan to increase by 500,000 shares the number of shares that may be issued pursuant to the Stock Option Plan.

         The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone, telegraph or facsimile transmission. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.


                                 VOTES REQUIRED

         The total outstanding capital stock of the Company as of April 25, 1997, the record date for the Meeting (the "Record Date"), consisted of 4,810,191 shares of Common Stock, par value $.01 per share (the "Common Stock"). Only holders of Common Stock of record on the books of the Company at the close of business on April 25, 1997, are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock registered in his or her name. A majority of the outstanding Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. Pursuant to the provisions of the Delaware General Corporation Law, directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Similarly, any broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others in the absence of instructions from the beneficial owner) are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors, although they would be counted for quorum purposes.

         The affirmative vote of a majority of the votes cast is required to ratify the selection of Price Waterhouse LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997. Abstentions and any broker non-votes are not considered to be votes cast and therefore would have no effect on the outcome of this proposal. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting and entitled to vote on the proposal to amend the Performance Technologies, Incorporated Stock Option Plan is required for approval of that proposal. Accordingly, abstentions and any broker non-votes, since they are considered to be represented at the Meeting, would have the same effect as votes cast against that proposal.




         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table, with notes thereto, sets forth as of April 25, 1997 certain information regarding the Common Stock held by (i) the persons known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each "Named Executive" (see "EXECUTIVE COMPENSATION"), and (iv) all directors and executive officers of the Company as a group:

                            Shares Beneficially Owned

Name                                                       Amount and Nature
                                                           of Beneficial Ownership             Percent of Class (2)


Charles E. Maginness(1)                                              424,221 (3)                           8.8%
John M. Slusser(1)                                                   392,310 (4)                           8.1%
Bernard Kozel(1)                                                     364,750 (5)                           7.6%
Donald L. Turrell                                                     60,672 (6)                           1.3%
William E. Mahuson                                                    79,000 (7)                           1.6%
Dorrance W. Lamb                                                      11,200 (8)                            *
John E. Mooney                                                        42,750 (9)                            *
Paul L. Smith                                                         13,000(10)                            *

Putnam Investment Management Group(11)                               437,500                               9.1%
   One Post Office Square, Boston MA  02109
FMR Corp.(12)                                                        278,000                               5.8%
   82 Devonshire Street, Boston MA  02109
Chancellor LGT Asset Management Group(13)                            250,000                               5.2%
   1166 Avenue of the Americas, New York NY 10036

All Directors and Officers as a Group                              1,387,903(14)                          28.2%
-------------------------


* Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner of 5% or more of the Company's Common Stock is in care of the Company at 315 Science Parkway, Rochester, New York 14620.

(2) Percentage based upon 4,810,191 shares of Common Stock outstanding as of April 25, 1997.

(3) Includes (a) 25,000 shares of Common Stock issuable upon exercise of a warrant that is currently exercisable; (b) 13,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable; and
     (c) 46,332 shares of Common Stock owned of record by Mr. Maginness' wife. Mr. Maginness disclaims beneficial ownership of such shares owned by his wife. Excludes 32,000 shares of Common Stock issuable upon exercise of an option that has not yet vested.

(4) Includes (a) 25,000 shares of Common Stock issuable upon exercise of a warrant that is currently exercisable; (b) 9,629 shares of Common Stock issuable upon exercise of options that are currently exercisable; (c) 56,444 shares owned jointly by Mr. Slusser and his wife; (d) 7,000 shares of Common Stock owned of record by Mr. Slusser's wife as custodian for her child living in their household; (e) 12,000 shares of Common Stock owned of record by Mr. Slusser as custodian for his minor children living in his household; and (f) 28,000 shares of Common Stock owned of record by Mr. Slusser's wife. Mr. Slusser disclaims beneficial ownership of the shares owned by his wife individually and as custodian. Excludes 629 shares of Common Stock issuable upon exercise of options that have not yet vested.

(5) Includes (a) 6,500 shares of Common Stock issuable upon exercise of options that are currently exercisable; (b) 59,000 shares of Common Stock owned of record by The Kozel Family Trust over which Mr. Kozel has voting and investment powers; and (c) 13,000 shares of Common Stock owned of record by Mr. Kozel's wife. Mr. Kozel disclaims beneficial ownership of such shares owned by his wife.

(6) Includes (a) 13,928 shares of Common Stock issuable upon exercise of options that are currently exercisable; (b) 44,044 shares that are owned jointly by Mr. Turrell and his wife; and (c) 2,700 shares of Common Stock owned of record by Mr. Turrell's child living in his household. Mr. Turrell disclaims beneficial ownership of these shares. Excludes 35,428 shares of Common Stock issuable upon exercise of options that have not yet vested.


(7) Includes 7,000 shares of Common Stock issuable upon exercise of options that are currently exercisable. Excludes 20,000 shares of Common Stock issuable upon exercise of an option that has not yet vested.

(8) Includes (a) 6,000 shares of Common Stock issuable upon exercise of an option that is currently exercisable; and (b) 1,300 shares of Common Stock owned of record by Mr. Lamb's wife as custodian for their child living in their household. Excludes 600 shares of Common Stock owned of record by an adult member of Mr. Lamb's family who resides outside of his household and excludes 24,000 shares of Common Stock issuable upon exercise of an option that has not yet vested.

(9) Includes (a) 1,000 shares of Common Stock issuable upon exercise of an option that is currently exercisable; (b) 8,400 shares of Common Stock owned of record by Mr. Mooney's wife; (c) 9,500 shares owned of record by John E. Mooney as trustee for John E. Mooney Profit Sharing Plan; and (d) 8,050 shares of Common Stock owned of record by First Rochester Capital Corp. of which Mr. Mooney serves as President. Mr. Mooney disclaims beneficial ownership of the shares owned by his wife.

(10) Includes 3,000 shares of Common Stock issuable upon exercise of options that are currently exercisable.

(11) The following information is derived from a Schedule 13G dated January 27, 1997 filed by Putnam Investments, Inc. on behalf of itself, Marsh & McLennan Companies, Inc. (its parent holding company), Putnam Investment Management, Inc. (a wholly-owned subsidiary of Putnam Investments, Inc. and investment adviser to the Putnam family of mutual funds) and The Putnam Advisory Company, Inc. (a wholly-owned subsidiary of Putnam Investments, Inc. and investment adviser to Putnam's institutional clients). Both Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. have dispository power over the shares as investment managers. However, each of the mutual fund's trustees has voting power over the shares held by each fund, and The Putnam Advisory Company, Inc. has shared voting power over the shares held by institutional clients. Putnam Investments, Inc. and The Putnam Advisory Company, Inc. have shared voting power with respect to 229,800 of such shares. Putnam Investments, Inc., Putnam Investment
     Management, Inc. and The Putnam Advisory Company, Inc. have shared dispositive power with respect to all 437,500 shares.

(12) The following information is derived from a Schedule 13G dated February 14, 1997 filed by FMR Corp. Fidelity Management & Research Company, Inc. ("Fidelity"), an investment adviser and wholly-owned subsidiary of FMR Corp., is the beneficial owner of all 278,000 shares. Each of Edward C. Johnson 3d, Chairman of FMR Corp. and Abigail Johnson, Director of FMR Corp., together with other family members who are part of a controlling group of FMR Corp., through FMR Corp.'s control of Fidelity and the Fidelity Funds, has the sole power to dispose of all such shares owned by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp. has the sole power to vote or direct the voting of the shares owned directly by Fidelity Funds, which power rests in the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(13) The following information is derived from a Schedule 13G dated February 7, 1997 filed by Chancellor LGT Asset Management, Inc. and Chancellor LGT Trust Company (its wholly-owned subsidiary), and LGT Asset Management, Inc., as the holding company for Chancellor LGT Asset Management, Inc. Chancellor LGT Asset Management, Inc. and Chancellor LGT Trust Company, as investment advisers for various fiduciary accounts, have sole power to vote or direct the vote and sole power to dispose or direct the disposition of all such shares.

(14) Includes 110,057 shares of Common Stock issuable upon exercise of stock options and warrants that are currently exercisable, and excludes 112,057 shares of Common Stock issuable upon exercise of stock options that have not yet vested.




                              ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes. The Company currently has six directors, two in each class. Terms are staggered so that one class is elected each year. Only one class of directors is elected at each Annual Meeting of Stockholders. Each director so elected serves for a three-year term and until his or her successor is elected and qualified, subject to such director's earlier death, resignation or removal.

         The Board of Directors recommends the election of the two nominees named below, each of whom is currently a director of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the two nominees named below. The Board of Directors does not contemplate that either of the nominees will not be able to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

Information about the Directors

         The following table sets forth certain information with respect to each director of the Company who is being proposed for re-election at the Meeting.

                       PROPOSED FOR ELECTION AS DIRECTORS
                           AT THE 1997 ANNUAL MEETING

                                                                                                                Director
Name and Background                                                                                              Since

Donald L.  Turrell,  age 49, has served as President  and Chief  Operating  Officer and director  since           1995
April 1995.  From 1985 to 1990, he held the position of Vice  President of Sales and Marketing and from
1990 to 1993, he held the position of Vice President and General  Manager of the  Workstation  Products
business  unit.  From 1993 to 1995,  he held the  position of President  of the  Company's  Performance
Computer  business  unit.  From  1977 to 1984,  Mr.  Turrell  held  various  positions  with  Rochester
Instrument  Systems,  including Sales Manager,  Product Marketing Manager,  Vice President of Sales and
Vice President of Marketing.

Paul L.  Smith,  age 61, has served as a director  of the  Company  since  1993.  He is an  independent           1993
business and  financial  consultant.  From 1983 to 1993,  he served as Senior Vice  President and Chief
Financial  Officer  of  Eastman  Kodak  Company.  He also  serves  on the  Board of  Directors  of Home
Properties of New York, Inc.

         The following table sets forth certain information with respect to each director of the Company whose term in office does not expire at the Meeting.
                       DIRECTORS WHOSE TERMS DO NOT EXPIRE
                           AT THE 1997 ANNUAL MEETING


                                                                                                                Director
Name and Background                                                                                              Since


Charles E. Maginness,  age 64, has served as Chief  Executive  Officer of the Company since April 1995,           1983
and as Chairman  since 1986.  From 1984 through  1986,  he held the position of President and from 1984 through April 1995 was also Chief Financial  Officer.  From 1970 to 1983, Mr. Maginness was employed by
Kayex Corporation where he held several  positions,  including  President and Chief Executive  Officer, and  President  of its  Hamco  Division.  Mr.  Maginness  is also a  director  of  Performance  Telecom
Corporation.

John E. Mooney,  age 51, has served as a director of the Company  since 1984. He is President and Chief           1984
Executive Officer of Essex Investment Group, Inc.,  Rochester,  New York. Mr. Mooney also serves on the
Board of Directors of Moscom Corporation, a publicly held telecommunications company.

John M.  Slusser,  age 44, a founder of the Company,  has served as a director  since its  inception in           1981
1981.  From 1981 through  1995, he held various  positions,  including  President  and Chief  Executive
Officer.  In April 1995, in connection  with the spin-off of certain of the  Company's  business  units and operating subsidiaries into Performance Telecom Corporation,  he became President,  Chief Executive
Officer  and a  director  of  Performance  Telecom  Corporation.  Prior to 1981,  Mr.  Slusser  held an engineering management position with Computer Consoles, Incorporated.

Bernard  Kozel,  age 75, has served as a director of the Company since 1983. He is the former  Chairman           1983
of the Board of J. Kozel & Son, a Rochester,  New York-based  structural steel company. He is President of KG Capital  Corporation.  Mr. Kozel also serves on the Board of  Directors of Magnetic  Technologies
Inc.


Committees of the Board of Directors

         The Board has a Compensation Committee to evaluate executive compensation. Messrs. Kozel, Mooney and Smith comprise the Compensation Committee. Additionally, the Board has a Stock Option Committee to determine option grants pursuant to the Company's Stock Option Plan. For purposes of complying with Securities Exchange Act Rule 16b-3, the Company has at least two disinterested directors administer the Stock Option Plan. Messrs. Kozel and Smith currently comprise the Stock Option Committee. The Board also has an Audit Committee for the purposes of reviewing the Company's financial reporting procedures. Messrs. Kozel, Mooney and Smith comprise the Audit Committee. The Board also has a nominating committee to identify potential new directors and to designate officers of the Company. The Board also has a Succession Committee to assess and evaluate the transition of certain management responsibilities. Messrs. Slusser, Mooney and Kozel comprise the Succession Committee.

         The Compensation Committee, Stock Option Committee, Audit Committee, Nominating Committee and Succession Committee met two, three, two, one and three times, respectively, during the year ended December 31, 1996. The Company's Board of Directors held five meetings during the year ended December 31, 1996. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which that director served.

Compensation of Directors

         Members of the Board of Directors who are not employees of the Company received $300 for each meeting attended. Each Board member also receives $2000 per year if they attend at least 75% of the scheduled meetings. In addition, each committee member receives $250 for each meeting attended if the meeting is not scheduled on the same day as a Board of Directors meeting. The Company's Stock Option Plan provides that each director who is not an employee of the Company or any of its subsidiaries and who has served as a director since the last Annual Meeting of Stockholders shall automatically be granted a non-statutory option to purchase 1,000 shares of the Company's Common Stock on the date of each Annual Meeting of Stockholders. The exercise price of such options is the fair market value of the Company's Common Stock on the date of the option grant. From time to time, the Company may grant additional options to directors. In June 1996, pursuant to the Company's Stock Option Plan, Messrs. Kozel, Mooney, Slusser and Smith each received an option to purchase 1,000 shares of Common Stock at exercise price of $14.75 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

         The Company believes that during 1996 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

Report of the Compensation Committee with Respect to Executive Compensation

         General

         The Compensation Committee of the Board of Directors is comprised of three independent non-employee directors who administer the Company's executive compensation program. The members of the Compensation Committee are Bernard Kozel, Paul L.
Smith and John  E. Mooney.

         The Company's executive pay program is designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving short and long-term strategic Company goals, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions and Company performance.

         The three key components of the Company's executive compensation for 1996 were base salary, short-term incentives, represented by the Company's annual bonus program, and long-term incentives, represented by the Company's stock option program. The short-term incentive component of each executive's total compensation is intended to be variable and is directly related to the Company's pre-tax profitability.





         In the first quarter of each fiscal year, the Compensation Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, an annual salary plan for all of the Company's executives, none of whom has a written employment agreement with the Company. The salary plan is developed under the ultimate direction of the Chief Executive Officer based on performance judgments as to the past and expected future contributions of each executive. The parameters of the short-term incentive bonus program for the Company's employees, including management, are established at the beginning of each year. Amounts contributed to this program are based upon the Company achieving certain pre-tax profitability levels and the amount contributed increases as a percentage of profits after the targeted profit level is realized. After the end of each fiscal year, the Chief Executive Officer evaluates each executive's performance and makes recommendations to the Compensation Committee for salary, bonuses and stock options.

         Executive Officer Compensation

         The Company's total compensation program for executive officers consists of both cash and equity-based compensation. The components of the annual cash compensation program consist of a base salary and an annual cash incentive bonus program which is designed to provide short-term incentive to the Company's employees, including management. Executive officer salaries are reviewed and established near the beginning of the calendar year. The Company's short-term bonus program for its employees described above is also applicable to management. For 1996, the targeted amount contributed to the program was allocated to three pools: the Chief Executive Officer and President; upper management; and all other employees. The actual allocation of the bonus pool for the Chief Executive Officer and the President was determined by the Compensation Committee after the end of the calendar year and is presented in the Summary Compensation Table. The allocation of the bonus pool for executives and employees other than the Chief Executive Officer and President was based on recommendations of the Company's Chairman and President.

         Long-term incentives are intended to be provided through the grant of stock options under the Performance Technologies, Incorporated Stock Option
Plan. The Compensation Committee believes that stock options are a means of aligning the long-range interests of all employees, including executives, with those of the Company's stockholders by providing them with the opportunity to acquire an equity stake in the Company. The size of the stock option award is based primarily on the individual's responsibilities and position with the Company, as well as on the individual's performance. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and options generally vest in three years. This approach is designed to encourage the creation of stockholder value over the long term since no benefit is realized from a stock option grant unless the price of the Company's Common Stock rises. The Compensation Committee recommended to the Stock Option Committee that qualified stock options awarded to executive officers vest over a five year period. Stock options granted in 1996 to executive officers carried a five year vesting period but become fully vested at such time as the Company's Common Stock trades at $22 per share. Refer to the Named Executive in the Option Grants in Last Fiscal Year Table for stock options awarded in 1996.

         Compensation of Chief Executive Officer

         Mr. Maginness was Chief Executive Officer for 1996 and also held the position of Chairman of the Board. Mr. Maginness' salary is reviewed by the Compensation Committee in the context of Company's current performance trends and prospects.

         For 1996, the Compensation Committee approved a short-term incentive compensation program for all employees based upon the Company achieving certain pre-tax profitability levels. After the end of the calendar year, the Compensation Committee approved the actual bonus allocation to Mr. Maginness based upon his strategic contributions and the financial performance of the Company in 1996.
                             Compensation Committee
                                  Bernard Kozel
                                  Paul L. Smith
                                 John E. Mooney

Compensation Committee Interlocks and Insider Participation

         The Chief Executive Officer of the Company consults with the Compensation Committee and makes recommendations to it. He participates in discussions with the Compensation Committee but does not vote or otherwise participate in the Compensation Committee's determinations.

         As a result of the completion of the Company's initial public offering in January 1996, an Insider Trading Policy was established for all officers, directors and employees.


EXECUTIVE COMPENSATION

         Shown on the table below is information on the annual and long-term compensation, for services rendered to the Company in all capacities for the fiscal years ended December 31, 1996, 1995 and 1994, paid by the Company to those persons who were, during the fiscal year ended December 31, 1996, (i) the chief executive officer of the Company and (ii) each other executive officer of the Company who earned over $100,000 during the fiscal year ended December 31, 1996 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                    Annual Compensation         Compensation
                                                     -------------------        ------------

Name and                                                                                                 All Other
Principal Position                 Year         Salary ($)        Bonus ($)        Options (#)        Compensation ($) (1)
------------------                 ----         ----------        ---------        -----------        --------------------
Charles E. Maginness,              1996          $143,958          $161,330           40,000                $17,063
Chief Executive Officer            1995          $137,280          $112,000                                 $ 8,435
                                   1994          $131,040          $  6,496                                 $ 9,992

Donald L. Turrell,                 1996          $117,846          $161,330           40,000                $12,778
President                          1995          $107,370          $ 92,400                                 $ 6,583
                                   1994          $ 97,812          $  5,250            6,856                $ 6,804

Dorrance W. Lamb,                  1996          $ 99,628          $113,880           30,000                $ 7,237
Vice President - Finance           1995          $ 94,830          $ 61,600                                 $ 4,073
Chief Financial Officer            1994          $ 90,870          $  4,250                                 $ 2,854

William E. Mahuson,                1996          $ 96,212          $ 75,920           25,000                $ 6,837
Vice President                     1995          $ 92,934          $ 50,400                                 $ 4,007
                                   1994          $ 89,622          $  2,000                                 $ 2,842

------------------

(1)      Includes payments for life insurance, car allowances and car expenses, and 401(k)  allowance.




Employment Agreements

         The Company does not have employment agreements with any of its executive officers.

Stock Option Grants And Exercises

         The following sets forth information with respect to stock options granted to the Named Executives during the fiscal year ended December 31, 1996 pursuant to the Performance Technologies, Incorporated Stock Option Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                          Individual Grants
                              Number of          % of Total                                    Potential Realizable Value at
                              Securities      Options Granted    Exercise                  Assumed Annual Rates of Stock Price
                          Underlying Options  to Employees in     Price     Expiration        Appreciation for Option Term (2)
          Name               Granted (1)        Fiscal Year     ($/Share)      Date          5% ($)             10% ($)
          ----               -----------        -----------     ---------      ----          -------            -------


Charles E. Maginness            40,000              17%           $11.38     4/3/2006        $286,275           $725,452
Donald L. Turrell               40,000              17%           $11.38     4/3/2006        $286,275           $725,452
Dorrance W. Lamb                30,000              13%           $11.38     4/3/2006        $214,706           $544,089
William E. Mahuson              25,000              11%           $11.38     4/3/2006        $178,922           $453,408



(1) These options become vested in five installments, twenty percent per year commencing on the first anniversary of the grant date, and become fully vested at such time as the Company's Common Stock trades at $22 per share.

(2) Amounts represent potential gains that could be achieved for the options granted in 1996 based on assumed annual growth rates of 5% and 10% in the price of the Company's Common Stock over the ten-year life of the option (which would equal a total increase in stock price of 63% and 159%, respectively). Actual gains, if any, will depend upon market conditions and the Company's future performance and prospects.



         The following table sets forth information with respect to the exercise of stock options by the Named Executives during the year ended December 31, 1996 and also information with respect to status of unexercised stock options as of December 31, 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                                   Number of Shares                Value of Unexercised
                                                                 Underlying Unexercised          In-the-Money Options at
                                                                  Options at FY-End (#)               FY-End ($) (2)
                                                                ----------------------------   ----------------------------
                           Shares Acquired         Value
          Name             on Exercise (#)    Realized ($) (1)   Exercisable   Unexercisable    Exercisable   Unexercisable
          ----           -----------------   -----------------   -----------   -------------    -----------   -------------
Charles E. Maginness                                                5,000          40,000         $35,731
Donald L. Turrell               4,000             $41,700           5,928          43,428         $42,151        $23,716
Dorrance W. Lamb                                                    3,500           30,000        $27,409
William E. Mahuson              4,000             $41,700           2,000          25,000         $14,749
------------------


(1) Represents the difference between the fair market value of the Common Stock underlying the options as of the exercise date and the exercise price of the option.

(2) Represents the difference between the fair market value of the Common Stock as of December 31, 1996 and the exercise price of the option. Options that are not In-the-Money have been excluded from the computation.






Stock Performance Graph

         The following graph compares the cumulative total return on the Company's Common Stock at the end of each calendar quarter since January 24, 1996, the date on which the Company's Common Stock began trading on the NASDAQ National Market, to the NASDAQ Stock Market (U.S.) Index, and the NASDAQ Computer Manufacturer Index. The stock performance shown in the graph below is not intended to forecast or necessarily be indicative of future performance.




[The following descriptive data is supplied in accordance with Rule 304(d) of Rugulation S-T]

                                          1/25/96   3/31/96   6/30/96  9/30/96  12/31/96
                                          -------   -------   -------  -------  -------
Performance Technologies, Incorporated      100       145       183      152     121
NASDAQ Stock Market                         100       107       115      119     125
NASDAQ Computer Manufacture                 100       106       119      132     138






                              CERTAIN TRANSACTIONS

         The Company leases its facility at 315 Science Parkway from C & J Enterprises (the "Partnership"), a New York general partnership of which Mr. Maginness and Mr. Slusser, a director of the Company, are equal partners. The Partnership acquired the property and constructed the facility with the proceeds of an industrial development revenue bond with the County of Monroe Industrial Development Agency ("COMIDA") in September 1990. As part of that bond financing, the Company has guaranteed the obligations of the Partnership to The Chase Manhattan Bank, N.A. under the Letter of Credit and Reimbursement Agreement and Mortgage and Security Agreement up to an aggregate amount of $1,291,630. Pursuant to the terms of the facility lease, the Company is obligated to pay annual rental of $270,000 plus annual increases based on the Consumer Price Index, together with real property taxes and assessments, expenses and other charges associated with the facility. For as long as the Partnership leases the property and the facility from COMIDA, the Company has a right of first refusal to acquire an assignment of the Partnership's interest in the property if the Partnership receives a bona fide offer from any third party to acquire that interest. The right of first refusal must be exercised within 21 days of the Company's receipt of notice from the Partnership of the Partnership's intention to accept the third party offer. The purchase price to be paid by the Company is 80% of the purchase price stated in the bona fide third party offer. In the event the Partnership acquires ownership of the property and the facility from COMIDA, the Company has a right of first refusal similar to that described above except that the purchase price to be paid by the Company shall be the purchase price stated in the bona fide third party offer reduced by an amount equal to 20% of the excess of (1) the sale price over (2) the partnership's cost and selling expenses for the property and the facility.

         In connection with the spin-off of certain of the Company's business units and operating subsidiaries into Performance Telecom Corporation ("PTC") and the assignment to PTC of its obligations under a loan from the City of Rochester, New York, in the amount of $500,000, the Company has guaranteed this obligation of PTC subject to the requirement that the Company, acting as agent for the City, first liquidate the assets of PTC that serve as collateral for the loan and pay the proceeds of such liquidation to the City which shall apply those proceeds to the repayment of the loan. At December 31, 1996, PTC had a $450,000 loan balance outstanding but had placed $250,000 in escrow specifically to pay down outstanding principal on that obligation at the end of the loan term, reducing the Company's exposure on this guarantee to $200,000. To the extent the liquidation proceeds received within 60 days of PTC's default are not sufficient to discharge the loan, the Company has guaranteed payment of that loan.

                                   PROPOSAL 2
        RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Price Waterhouse LLP served as the independent public accountants of the Company for the fiscal year ended December 31, 1996 and the Board of Directors has again selected Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection and (unless otherwise directed therein) it is intended that the shares represented by the enclosed properly executed proxy will be voted FOR such proposal. If the stockholders do not ratify this selection, the Board of Directors may reconsider its choice.

         A representative of Price Waterhouse LLP is expected to be present at the Meeting. The representative will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions concerning the audit of the Company's financial statements.

         Effective November 14, 1995, the Company replaced its independent accountants Rotenberg & Company, LLP, a firm based in Rochester, New York, with Price Waterhouse LLP. Rotenberg & Company, LLP's reports on financial statements have not contained an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Company's Board of Directors. There were no disagreements with the former accountants on any matter of accounting principles or practices, or auditing scope or procedure. The former accountants did not advise the Company that the internal controls necessary to develop reliable financial statements did not exist, or as to the existence of any information that would lead such accountants to no longer be able to rely on management's representations or that would have made it unwilling to be associated with management's financial statements. In addition, the former accountants did not advise management of the need to expand the scope of their audit or of any information that, if further investigated, may materially impact the fairness or reliability of either a previously issued audit report or the financial statements issued or to be issued with respect to subsequent periods, or cause such accountants to be unwilling to rely on management's representations or be associated with the Company's financial statements.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2
                                   PROPOSAL 3
            ADMENDMENT TO THE PERFORMANCE TECHNOLOGIES, INCORPORATED
                                STOCK OPTION PLAN

         The Board of Directors is proposing an amendment to the Performance Technologies, Incorporated Stock Option Plan ("Option Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under the Option Plan by 500,000 shares, to 1,200,000 shares.

         The Board of Directors believes that stock options are invaluable tools for the recruitment, retention and motivation of qualified employees, including officers and other persons who can contribute materially to the Company's success. The Company has used stock options for such purposes since 1986. See "Report of the Compensation Committee with Respect to Executive Compensation." The Option Plan had only 164,575 shares available for future issuance pursuant to new option grants as of December 31, 1996. The Board of Directors believes that it is important to have additional shares available to provide adequate flexibility to meet future needs. The Board of Directors recommends a vote in favor of the proposal to amend the Option Plan to increase the number of shares of Common Stock available for issuance to 1,200,000 shares, and (unless otherwise directed therein) it is intended that the shares represented by the enclosed properly executed proxy will be voted FOR such proposal.

Summary of Stock Option Plan

         The Option Plan is intended to encourage stock ownership by the Company's executive officers, key employees and outside directors to provide an incentive for such persons to expand and improve the Company's profits and to assist the Company in attracting and retaining key employees and directors. The Option Plan provides that options granted under the Option Plan will be designated as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or as non-statutory stock options by the Stock Option Committee of the Board of Directors (the "Committee"), which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the option agreements. Only employees will be entitled to receive incentive stock options, while outside directors will only be entitled to receive non-statutory stock options. Of the 700,000 shares of Common Stock reserved for issuance under the Option Plan at December 31, 1996, options for 332,129 shares were outstanding and 203,296 shares have been issued pursuant to the exercise of options previously granted.

         The Option Plan provides that (i) all options granted thereunder shall be exercisable during a period of no more than ten years from the date of grant (five years for options granted to holders of 10% or more of the outstanding shares of Common Stock), and (ii) the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of the Company's Common Stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of Common Stock). The aggregate fair market value, as determined on the date of grant, of shares of Common Stock for which incentive stock options are first exercisable under the terms of the Option Plan by an option holder during any calendar year cannot exceed $100,000. Except with respect to options granted to Outside Participating Directors as described below, the exercise price of a non-statutory stock option is determined by the Committee, although the Board of Directors has resolved not to grant, under any circumstances, non-statutory stock options with an exercise price of less than 85% of the fair market value of the Company's Common Stock on the date of grant.

         All options (except those options granted to Outside Participating Directors) generally may be exercised only if the option holder remains continuously associated with the Company from the date of grant to the date of exercise. Options may, however, be exercised within certain specified time periods upon termination of association or upon the death or disability of an option holder.

         In 1996, the Company amended the Option Plan to provide for formula grants of non-statutory stock options to outside directors. Participation is limited to members of the Board of Directors who are not current employees of the Company or any of its subsidiaries or who are otherwise not eligible for discretionary grants under the Option Plan ("Outside Participating Directors"). As of April 29, 1997, there are four Outside Participating Directors.

         The Option Plan provides that beginning with the 1996 Annual Meeting until 2001, on the day of the Company's Annual Meeting of Stockholders, each individual elected, reelected or continuing as an Outside Participating Director will automatically receive a non-statutory stock option for 1,000 shares of Common Stock. Additionally, any Outside Participating Director who has served for the entire year preceding such Annual Meeting who is not standing for reelection to the Board is eligible to receive such an award. Under the Option Plan's formula, the exercise price for these non-statutory stock options will be the last sale price of Common Stock on the NASDAQ/NNM on the date of the grant. Options vest immediately, become exercisable six months from the date of grant and expire five years from the date of grant. The exercise price may be paid in cash or in the delivery of shares of the Company's Common Stock.

         Upon an Outside Participating Director's death, his/her legal representatives or heirs will have one year to exercise those options that were exercisable by the Outside Participating Director at the time of death. Should an individual cease to serve as an Outside Participating Director for any reason other than death, the term of any then outstanding option will extend for the length of the remaining term of the option.

         The above summary of the Option Plan is qualified in its entirety by reference to the full text of the Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3



                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         In order for any stockholder proposal to be included in the Company's proxy statement to be issued in connection with the 1998 Annual Meeting of Stockholders, such proposal must be delivered to the Company no later than December 30, 1997.




                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

                       BY ORDER OF THE BOARD OF DIRECTORS

                         Kenneth R. Donaldson, Secretary


Dated at Rochester, New York
April 29, 1997

PROXY

PERFORMANCE  TECHNOLOGIES,  INCORPORATED The undersigned hereby appoints CHARLES
E. MAGINNESS and DORRANCE W. LAMB, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of PERFORMANCE TECHNOLOGIES, INCORPORATED (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at Monroe Golf Club, 155 Golf Avenue, Pittsford, New York, on Tuesday, June 10, 1997 at 10:00 a.m. local time, and at any adjournment or adjournments thereof:

1.   Election of Directors.
         [ ]  FOR all nominees listed below
              (except as marked to the contrary).
         [ ]  WITHHOLD AUTHORITY to vote
              for all nominees listed below.

Instruction: To withhold authority to vote for any individ-ual nominee, strike a line through the nominee's name list-ed below.

         Donald L. Turrell            Paul L. Smith

2. Proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997.

         [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

3. Proposal to amend the Company's Stock Option Plan to increase by 500,000 shares the number of shares that may be issued pursuant to the Stock Option Plan.

         [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. (Continued and to be signed, on reverse side)


(continued from other side)
This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instruc- tions, a signed Proxy will be voted FOR the election of the named nominees for directors and, unless otherwise specified, FOR the other proposals listed herein and described in the accompanying Proxy Statement. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 29, 1997, describing more fully the proposals set forth herein.



Dated: ___________________________________, 1997

-------------------------------------------------

-------------------------------------------------
Signature(s) of stockholder(s)

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his title.

                                   APPENDIX A

                     PERFORMANCE TECHNOLOGIES, INCORPORATED

                     AMENDED AND RESTATED STOCK OPTION PLAN

         WHEREAS, Performance Technologies, Incorporated (the "Company") adopted the PERFORMANCE TECHNOLOGIES, INCORPORATED STOCK OPTION PLAN (the "Plan") on May 1, 1986, amended and restated the Plan effective January 1, 1987 and amended the Plan on May 3, 1990, amended and restated the Plan on April 18, 1994 and amended the Plan again on November 14, 1995; amended and restated the Plan again on June 5, 1996; and

         NOW, THEREFORE, the Plan is hereby amended and restated in its entirety, effective June 10, 1997, as follows:

         1. Purpose. The PERFORMANCE TECHNOLOGIES, INCORPORATED STOCK OPTION PLAN (the "Plan") is designed to attract the best available personnel for positions of substantial responsibility and to furnish additional incentive to key employees and directors of the Company, upon whose efforts the successful conduct of the business of the Company largely depends, by encouraging such individuals to acquire a proprietary interest in the Company or to increase the same. This purpose will be effected through the granting of options to purchase shares of Common Stock, $.01 par value per share, of the Company (the "Shares") which will be identified by the Compensation Committee of the Board of Directors of the Company (the "Committee") either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended to date (the "Code") or as non-statutory stock options.

         2. Eligibility. The persons eligible to receive options under this Plan shall be non-employee directors as more fully described in Section 17 hereof ("Outside Participating Directors") and such key employees of the Company as the Committee shall select from time to time (the "Participants"). Participants and Outside Participating Directors under the Plan shall be eligible to receive stock options provided that no member of the Committee shall have received options under this Plan (other than options granted pursuant to Sections 17 through 21 of this Plan) during the one year prior to serving on the Committee or during the time served on the Committee. Outside Participating Directors of the Company shall be eligible to receive non-statutory stock options pursuant to Sections 17 through 21 of this Plan. All references in this Plan to employees or directors of the Company shall include employees or directors of any parent or subsidiary of the Company, as those terms are defined in Section 424 of the Code.

         3. Stock Subject to Options. Subject to the provisions of Section 9 hereof, options may be granted under the Plan to purchase, in the aggregate, not more than 1,200,000 Shares. The Shares may, in the discretion of the Board of Directors of the Company, consist either in whole or in part of authorized but unissued Shares or Shares held in the treasury of the Company, and the Shares may, in the discretion of the Committee, become subject to incentive stock options or non-statutory stock options. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares shall continue to be available for options under the Plan.

         4. Annual Limitation. The aggregate fair market value (determined as of the time the option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company, any parent and any subsidiaries) shall not exceed $100,000.

         5. Terms and Conditions of Options. Each option granted by the Committee or granted pursuant to Sections 17 through 21 of this Plan shall be evidenced by a stock option agreement in such form or forms as the Committee may from time to time prescribe (which agreements need not be identical) containing provisions consistent with the Plan, including a provision prohibiting disposition of any option granted under this Plan or the Shares issued on exercise of such option within six months of the date of grant and, in the discretion of the Committee, any other waiting period following the grant of the option during which all or any part may not be exercised. The right of the Company to terminate the employment of the Participant at any time, with or without cause, shall in no way be restricted by the existence of this Plan, any option granted hereunder, or any stock option agreement relating thereto. Options shall in all cases further be subject to the following terms and conditions:


                  (a) Type of Option and Price. Each option shall state the number of Shares subject to the option, whether the option is intended to be an incentive stock option or a non- statutory stock option and the option price. The option price of any incentive stock option shall equal or exceed the fair market value of the Shares with respect to which the incentive stock option is granted at the time of the granting of the option. However, if an incentive stock option is granted to any person who would, after the grant of such option, be deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a "Ten Percent Stockholder"), the option price shall not be less than 110% of the fair market value of the Shares with respect to which the option is granted at the time of the granting of the option to the Ten Percent Stockholder.

                  (b) Term. The term of each option granted to a Participant shall be determined by the Committee, but in no event shall an option be exercisable either in whole or in part after the expiration of ten years from the date on which it is granted. Notwithstanding the foregoing, an incentive stock option granted to a Ten Percent Stockholder shall not be exercisable either in whole or in part after the expiration of five years from the date on which it is granted. The Committee and a Participant or Outside Participating Director may at any time by mutual agreement terminate any option granted to such Participant or Outside Participating Director under the Plan.

                  (c) Exercise. Each option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased and the purchase price being paid, and accompanied by the payment of the purchase price. A Participant or Outside Participating Director may pay for the Shares subject to the option with cash, a certified check or a bank cashier's check payable to the order of the Company. Alternatively, at the Company's sole option he may be permitted to pay for the Shares, in whole or in part, by the delivery of Shares already owned by him, which will be accepted in exchange at their fair market value on the date of exercise. Certificates representing the Shares purchased by the Participant or Outside Participating Director shall be issued as soon as reasonably practicable after the Participant or Outside Participating Director has complied with the provisions hereof. Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon the exercise of a non-statutory option. The Company may require, as a condition to the exercise of a non-statutory stock option, that the Participant or Outside Participating Director exercising that option concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Company in its discretion may determine.

                  (d) Disposition of Shares. If the option is an incentive stock option, the Participant cannot transfer Shares acquired upon the exercise of that option within two years from the date of the grant of the option or within one year from the date the option is exercised.

         6. Non-Assignment. During the lifetime of the Participant or Outside Participating Director, options granted hereunder shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

         7. Death of Participant or Outside Participating Director. In the event that a Participant or Outside Participating Director shall die while he is an employee or director of the Company (or within 30 days after the termination of such directorship or employment) and prior to the complete exercise of options granted to him under the Plan, any such remaining options may be exercised in whole or in part within one year after the date of the Participant's or outside Participating Director's death and then only: (i) by the Participant's or Outside Participating Director's estate or by or on behalf of such person or persons to whom the Participant's or Outside Participating Director's rights pass under his Will or the laws of descent and distribution, (ii) to the extent that the Participant or Outside Participating Director was entitled to exercise the option at the date of his death, and subject to all of the conditions on exercise imposed hereby, and (iii) prior to the expiration of the term of the option.

         8.       Termination of Employment of a Participant.

                  (a) Any stock option shall be exercisable, during the life time of the Participant, only while he is an employee of the Company and has been an employee continuously since the grant of the option, or within 30 days after the date on which he ceases to be such an employee.

                  (b) Any option shall be exercisable under this Section 8 only to the extent that the Participant would have been entitled to exercise the option at the time of the termination of the employment relationship; and further, no option shall be exercisable after the expiration of the term thereof. In the case of a Participant who is permanently and totally disabled (within the meaning of Section 105(d)(4) of the Code), the 30-day period described in this Section 8 shall be one year.

                  (c) For purposes of this Section 8, an employment relationship will be treated as continuing during the period when a Participant is on military duty, sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days, or, if longer, so long as a statute or contract guarantees the Participant's right to re-employment with the Company. When the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

         9. Anti-Dilution Provisions. The aggregate number and kind of Shares available for options under the Plan, the number and kind of Shares subject to any outstanding option, and the option price of each outstanding option, shall be proportionately adjusted by the Committee for any increase, decrease or change in the total outstanding Shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of Shares or similar transaction (but not by reason of the issuance, sale or purchase of Shares by the Company in consideration for money, services or property).

         10. Rights as a Stockholder. The Participant or Outside Participating Director shall have no rights as a stockholder with respect to the Shares purchased by him pursuant to the exercise of an option until the date of the issuance to him of a certificate of stock representing such Shares. No adjustment shall be made for dividends or for distributions of any other kind with respect to Shares for which the record date is prior to the date of the issuance to the Participant or Outside Participating Director of a certificate for the Shares.

         11. Investment Purpose. Until such time as the Plan is registered with the Securities and Exchange Commission pursuant to applicable provisions of the Securities Act of 1933, as amended (the "Act"), each written notice by which a Participant or Outside Participating Director exercises an option shall contain representations on behalf of the Participant or Outside Participating Director that he acknowledges that the Company is selling or distributing Shares to him under a claim of exemption from registration under the Act, as a transaction not involving any public offering; that he is acquiring such Shares with a view to investment and not with a view to distribution or resale; and that he agrees not to make any sale or other distribution or disposition of such Shares unless (i) a registration statement with respect to such Shares shall be effective under the Act, and the Company shall have received proof satisfactory to it that there has been compliance with applicable state law, or (ii) the Company shall have received an opinion of counsel satisfactory to it that no violation of the Act or applicable state law will be involved in such transfer. The Company shall include on each certificate for Shares issued under the Plan a legend to the foregoing effect and such other legends restricting the transfer thereof as it may deem appropriate to comply with any requirement established by law or by the rules of any stock exchange.

         12. Stockholders Agreement. In the event that at the time of any exercise of an option the Company is a party to any stockholders' agreement or stock repurchase agreement which by its terms requires any person to become a party thereto as a precondition to the issuance of any Shares to him, then any Shares issued hereunder shall be delivered only upon the execution and delivery by the Participant or Outside Participating Director of such agreement.

         13. Adoption, Approval, and Term of Plan. The Plan was adopted and took effect on May 1, 1986. The Plan shall terminate on December 31, 2001 provided that all incentive stock options with respect to the 17,070 Shares remaining under the Plan as of April 16, 1994 must be granted on or before April 30, 1996. No termination of the Plan, whether under the provisions of this Section 13 or otherwise, shall terminate or otherwise affect options held by Participants or Outside Participating Directors on the effective date of the termination of the Plan.

         14. Amendment and Termination of Plan. The Board of Directors of the Company, without further approval of the stockholders of the Company, may at any time suspend or terminate the Plan or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the stockholders of the Company, which would (i) except as provided in Section 9 hereof, increase the maximum number of Shares which may be issued with respect to options under the Plan, (ii) change the eligibility requirements for individuals entitled to receive options under the Plan, (iii) extend the period for granting incentive stock options, or (iv) materially increase benefits accruing to Participants or Outside Participating Directors hereunder.

         15. Effect of Acquisition, Reorganization or Liquidation. Notwithstanding any provision to the contrary in this Plan or in any agreement evidencing options granted hereunder, all options with exercise periods then currently outstanding shall become immediately exercisable in full and remain exercisable until their expiration in accordance with their respective terms upon the occurrence of either of the following events:

                           (i) the first  purchase of the Shares  pursuant  to a
tender or exchange offer which is intended to effect the acquisition of more than 50% of the voting power of the Company (other than a tender or exchange offer made by the Company); or

                           (ii)     approval by the Company's    stockholders of
(A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the Shares), (B) a sale or disposition of all or substantially all of the Company's assets, or (C) a plan of complete liquidation or dissolution of the Company.

         16. Administration. The Plan shall be administered by the Committee as it may be constituted from time to time. The Committee shall consist of at least two members of the Board selected by the Board, all of whom shall be Disinterested Persons. A Disinterested Person for purposes of the Plan is one who is not, during the one year prior to service on the Committee, or during such period of service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company that would entitle him to acquire stock or stock options of the Company, except for options issued pursuant to Sections 17 through 21 of this Plan. Decisions of the Committee concerning the interpretation and construction of any provisions of the Plan or of any option granted pursuant to the Plan shall be final. The Company shall effect the grant of options under the Plan in accordance with the decisions of the Committee, which may, from time to time, adopt rules and regulations for carrying out the Plan. For purposes of the Plan, an option shall be deemed to be granted when the written agreement for the same is signed on behalf of the Company by its duly authorized officer or representative. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion and without limitation, to determine the individuals to receive options, whether an option is intended to be an incentive stock option or a non- statutory stock option, the times when such individuals shall receive such options, the number of Shares to be subject to each option, the term of each option, the date when each option shall become exercisable, whether an option shall be exercisable in whole or in part in installments, the number of Shares to be subject to each installment, the date each installment shall become exercisable, the terms of each installment and the option price of each option, to accelerate the date of exercise of any option or installment thereof, and to make all other determinations necessary or advisable for administering the Plan.

         17. Outside Participating Directors. As of each Grant Date as defined in Section 18, each member of the Board of Directors (including any member who is not standing for reelection to the Board of Directors) who (a) is not an employee of the Company or any of its subsidiaries, and (b) served as a member of the Board of Directors since the last Annual Meeting of Stockholders is deemed an Outside Participating Director and is eligible to receive options in accordance with Section 18 below.

         18.      Grants of Options to Outside Participating Directors.

                  (a) Grant Dates. On the date of each Annual Meeting of Stockholders, each Outside Participating Director shall automatically be granted a non-statutory option to purchase 1,000 Shares (the "Grant Date").

                  (b) Election to Decline Option. Any Outside Participating Director may, by written notice received by the Company prior to the Grant Date of such Option, elect to decline an Option, in which case such Option shall not be granted to him; provided, however, that at no time shall the Company pay or provide to such Outside Participating Director anything of value in lieu of the declined Option. In addition, any Outside Participating Director may, by written notice received by the Company prior to the Grant Date of such Option, revoke a previous election to decline an Option.

         19. Exercise Price of Options Granted to Outside Participating Directors. The price at which each option granted pursuant to Section 18 shall be exercisable shall be the fair market value per share (the "Market Value") of the Shares on the Grant Date of such option. For purposes of this Plan, the Market Value of the Shares shall be the closing price of the Shares in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), if the closing price of the Shares is then reported by Nasdaq. If the closing price of the Shares is not then reported by Nasdaq, the Market Value of the Shares on any date shall be deemed to be the mean between the representative closing bid and asked prices of the Shares in the over-the-counter market as reported by Nasdaq. If the Shares are reported on a national securities exchange, Market Value of the Shares shall mean the Market Value on the principal national securities exchange on which the Shares are then listed or admitted to trading (if the Shares are then listed or admitted to trading on any national securities exchange), and the closing price shall be the last reported sale price regular way or, in case no such sale takes place on such date, the average of the closing bid and asked prices regular way, as reported by such exchange. If the Shares are not then so listed on a national securities exchange, the Market Value of the Shares on any date shall be the closing price (the last reported sale price regular way). If the Shares are not then reported by Nasdaq or are not reported on a national securities exchange, the Market Value of the Shares on any date shall be as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc. furnishes quotes with respect to the Shares, Market Value shall be determined by such other reasonable method as is adopted by resolution of the Board of Directors.

         20.  Vesting and  Expiration of Outside  Participating  Director  Stock
Options. Each option granted to an Outside Participating Director shall immediately vest on the Grant Date and shall become exercisable within six months of the Grant Date in accordance with Section 5(c) of this Plan. Each option shall expire on the fifth anniversary of the Grant Date, and to the extent any option remains unexercised on such fifth anniversary, it shall be forfeited.

         21.      Cessation of Service of an Outside Participating Director.

                  (a) Cessation of Service. An Outside Participating  Director's
cessation of service as a member of the Board of Directors for any reason shall not have any effect on options that (i) have been granted prior to the date of cessation of service or (ii) the Grant Date of which coincides with the Outside Participating Director's last day in office as a result of not standing for reelection to the Company's Board of Directors. Notwithstanding the foregoing, upon the death of an Outside Participating Director or former Outside Participating Director, all options held by the decedent must be exercised by his legal representative within one year after the date of death (but in no event after the expiration of the option) or they shall be forfeited.

                  (b) Loss of Eligibility. If an Outside Participating Director becomes an employee of the Company or otherwise no longer satisfies the requirements for eligibility set forth in Section 17 hereof, then all options already granted to him hereunder shall continue in full force and effect, in accordance with their original terms, for so long as he remains a member of the Board of Directors, but he shall be entitled to no further formula grants of Options pursuant to Section 17 through Section 21 hereof.

         22. Reservation of Shares. The Company shall be under no obligation to reserve Shares to fill options. The grant of options to individuals hereunder shall not be construed to constitute the establishment of a trust of such Shares and non particular Shares shall be identified as optioned and reserved for individuals hereunder. The Company shall be deemed to have complied with the terms of the Plan if, at the time of issuance and delivery pursuant to the exercise of an option, it has a sufficient number of Shares authorized and unissued or in its treasury which may then be appropriated and issued for purposes of the Plan, irrespective of the date when such Shares were authorized. All Participants' rights hereunder are limited to the right to receive Shares of the Company as provided in this Plan.

         23. Application of Proceeds. The proceeds of the sale of Shares by the Company under the Plan will constitute general funds of the Company and may be used by the Company for any purpose.

         24.      Gender.   As used in this Plan,  masculine   pronouns shall be
deemed to include the feminine, and vice versa.

         IN WITNESS WHEREOF, the Company has caused this Amended and Restated Stock Option Plan to be executed this _____day of June, 1997.

                     Performance Technologies, Incorporated


                        By:_____________________________
                              Charles E. Maginness
                             Chief Executive Officer